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Revised 2/10/99

                              BMC INDUSTRIES, INC.
                         1999 MANAGEMENT INCENTIVE PLAN
                                    CORPORATE


OBJECTIVE

         To focus management attention on annual profit performance and balance sheet management. To recognize the extraordinary contributions of individual managers in years when earnings exceed "Par" performance.

GLOSSARY OF TERMS

         "CONSOLIDATED NET EARNINGS"
                  Net earnings per share (Non-Diluted) from continuing operations as reported in BMC's 1999 Annual Report.

         "MAXIMUM PERFORMANCE"
                  The level of consolidated net earnings justifying a "maximum" incentive award.

         "125% PERFORMANCE"
                  The level of consolidated net earnings justifying a "125%" incentive award.

         "PAR PERFORMANCE"
                  The level of consolidated net earnings, as approved by the Board, justifying a "target" incentive award.

         "50% PERFORMANCE"
                  The level of consolidated net earnings justifying a "50%" incentive award.

          "25% PERFORMANCE"
                  The level of consolidated net earnings justifying a "25%" incentive award.

         "CUT-IN PERFORMANCE"
                  The minimum level of consolidated net earnings, defined as 75% of "Par", justifying a "minimum" incentive award.

         "TARGET/PAR INCENTIVE"
                  The percent (%) of base pay when a "target" incentive award is earned.

         "25% INCENTIVE"
                  The percent (%) of base pay when a "25%" incentive award is earned.

         "50% INCENTIVE"
                  The percent (%) of base pay when a "50%" incentive award is earned.

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         "CUT-IN INCENTIVE"
                  The percent (%) of base pay when a "minimum" incentive award is earned.

         "125% INCENTIVE"
                  The percent (%) of base pay when a "125%" incentive award is earned.

         "MAXIMUM INCENTIVE"
                  The percent (%) of base pay when a "maximum" incentive award is earned.

PARTICIPANTS:

         Elected officers and key managers.

1999 PERFORMANCE STANDARDS

         1999 CORPORATE PERFORMANCE STANDARDS

         "Maximum" performance is 116.7% of the "Par" consolidated net earnings.

         "125%" performance is 108.3% of the "Par" consolidated net earnings.

         "Par" performance is the consolidated net earnings numbers, as approved by the Board.

         "50%" performance is 91.7% of the "Par" consolidated net earnings.

         "25%" performance is 83.3% of the "Par" consolidated net earnings.

         "Cut-in" performance is 75% of the "Par" consolidated net earnings.

AWARD LEVELS:

         "Target" incentive award levels vary as a percentage of base salary, depending on the level of responsibility.

ORGANIZATIONAL WEIGHTING:

         There is no organizational weighting, i.e., Corporate participants earn awards based on Corporate performance.

INCENTIVE OPPORTUNITY:

         Individual incentive awards will be prorated and calculated based on the following, once the applicable "Thresholds" have been exceeded:

                  - The "Maximum" Incentive is earned when reported earnings, as defined above, equal or exceed "Maximum" Performance.

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                  -        The "125%" Incentive is earned when reported
                           earnings, as defined above, equal or exceed "125%" Performance.
                  - The "Target" incentive is earned when reported earnings per share, as defined above, equal or exceed "Par" Performance.
                  - The "50%" Incentive is earned when reported earnings, as defined above, equal or exceed "50%" Performance.
                  - The "25%" Incentive is earned when reported earnings, as defined above, equal or exceed "25%" Performance.
                  - The "Cut-In" Incentive is earned when reported earnings, as defined above, equal "Cut-In" Performance.
                  - No incentive will be paid when reported earnings, as defined above, fall below "Cut-In" Performance.

PAYMENT FORM:

         Cash.


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                              BMC INDUSTRIES, INC.
                         1999 MANAGEMENT INCENTIVE PLAN
                               GENERAL PROVISIONS


1. "Base salary" in the Plan means the cumulative base salary earned, not paid, by BMC or one of its divisions during the 1999 calendar year, excluding all other forms of compensation.

2. Incentive compensation payments for 1999 will be made as soon as practicable after the review and receipt of the audited financial statements for the year.

3. If a participant becomes ineligible during the year because of a change in position, the participant will be entitled to incentive compensation only for the period of time he/she was participating, and then only if the participant remains in the employ of the Company through the date the incentive payment is made.

4. Payments will be made only to those participants who are in the employment of the Company on the date the incentive payment is made, with the following exceptions:

                  a) If the participant is a member of a division divested during 1999 and remains in the employ of the Company through the closing date of the divestiture, he/she will be eligible for an incentive award based on year-to-date performance versus year-to-date performance standards. The year-to-date proforma performance will be determined by applying the percent that the performance standards are of the approved 1999 budget.

                  b) If a participant dies during 1999, prorated incentive compensation will be paid to the participant's beneficiary, as designated under the Group Life Insurance Plan, or if a beneficiary is not so designated, to the duly appointed personal representative of the participant's estate.

                  c) If a participant retires with the consent of the Company during 1999, he/she will be entitled to receive incentive compensation prorated relative to the duration of the employee's participation in the 1999 Plan.

                  d) If a participant has been given a military leave of absence and is to immediately enter the service of the armed forces, the participant will be paid an amount prorated relative to the duration of his/her participation in the 1999 Plan prior to entering the service.

                  e) If a participant for any reason such as illness, disability, etc., is able to work only part-time, the Chief Executive Officer may determine the extent to which such employee shall participate. Each case is to be handled on the basis of its own merits.

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5.       The inclusion of a participant in this Plan does not constitute or imply a guarantee of continued employment.

6. The inclusion of a participant in this Plan does not constitute a warranty that he/she will necessarily participate in a future plan, and the fact that a plan has been established for this year is not to be construed as an obligation to establish any such plan in the future.

7. A participant whose general job performance is unsatisfactory, or whose managerial behavior is not in the best interest of the Company, will be terminated from the Management Incentive Plan, effective upon written notice with no rights to a prorated award.

8. The obligation of the Company, as set forth herein, shall be subject to modification in such manner and to such extent as it deems necessary to comply with any law, regulation or governmental order pertaining to employee compensation.